Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
RECORD EARNINGS FOR 2018

TUPELO, MISSISSIPPI (January 22, 2019) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2018. Net income for the fourth quarter of 2018 was $44.4 million, as compared to $16.5 million for the fourth quarter of 2017. Basic and diluted earnings per share (“EPS”) were $0.76 for the fourth quarter of 2018, as compared to basic and diluted EPS of $0.33 for the fourth quarter of 2017.

Net income for the year ending December 31, 2018, was $146.9 million, as compared to $92.2 million for 2017. Basic and diluted EPS were $2.80 and $2.79, respectively, for 2018, as compared to basic and diluted EPS of $1.97 and $1.96, respectively, for 2017.

“During a quarter highlighted by increased volatility in financial markets and uncertainty about the economic outlook, Renasant once again closed the year with record results. Our superior profitability metrics continue to increase and are a direct result of our continued efforts to maintain a stable core margin while focusing on cost containment,” commented Renasant Executive Chairman E. Robinson McGraw. “While we are not immune to the increased level of competition in our markets, we remain disciplined in our pricing and prudent in our underwriting standards, and our credit quality metrics all remain at or near historic lows.”

“Although the economic uncertainty that arose at the close of 2018 has not resolved as we start the new year, we remain committed to delivering strong shareholder value through prudent capital management and a continued emphasis on profitability and growth of our core operations,” added C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “With the integration of Brand’s operations and team members now complete, coupled with strategic hires throughout our footprint, we begin 2019 with a renewed focus on understanding and meeting our customers’ needs and continuing to deliver a first class line up of products and services which earned us the designation of “Best Bank in the South” by Time Magazine’s Money.com.”

Brand Acquisition
The Company completed its acquisition by merger of Brand Group Holdings, Inc. (“Brand”) on September 1, 2018. As of the acquisition date, Brand operated 13 locations throughout the greater Atlanta market and, prior to purchase accounting adjustments, had approximately $2.0 billion in assets, which included approximately $1.6 billion in loans, and approximately $1.7 billion in deposits. The Company’s balance sheet and results of operations as of and for the year ended December 31, 2018, include the impact of the Company’s acquisition of Brand since the acquisition date. The assets acquired and liabilities assumed, as presented in the table below, have been recorded at estimated fair value and are subject to change pending finalization of all valuations.

(in thousands)	September 1, 2018
Cash and cash equivalents	$193,436
Securities	71,246
Loans including loans held for sale	1,589,254
Premises and equipment	20,070
Intangible assets	349,416
Other assets	112,050
Total assets	$2,335,472

Deposits	$1,714,177
Borrowings	90,912
Other liabilities	55,930
$1,861,019

As part of the merger agreement, Brand agreed to divest the operations of its subsidiary Brand Mortgage Group, LLC (“BMG”), which transaction was completed as of November 1, 2018. As a result, the results of operations of BMG, which are not significant to the Company’s operations, are included in the Company’s results for 2018 from the acquisition date through the completion date of the divestiture.

Impact of Certain Expenses and Charges
The Company incurred expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported earnings per share for the dates presented (in thousands, except per share data):

	Three months ended December 31, 2018			Three months ended December 31, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$1,625	$1,255	$0.02	$723	$479	$0.01
Write-down of net deferred tax assets	—	—	—	—	14,486	0.30

	Year ended December 31, 2018			Year ended December 31, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$14,246	$11,095	$0.21	$10,378	$6,925	$0.15
Write-down of net deferred tax assets	—	—	—	—	14,486	0.31
Debt prepayment penalty	—	—	—	205	137	—

The Company’s fourth quarter 2017 earnings include an after-tax charge of $14.5 million resulting from the revaluation of the Company’s deferred tax assets in response to the corporate tax rate reduction implemented by the Tax Cuts and Jobs Act, which was enacted in December 2017. The after-tax charge reduced diluted EPS by $0.30 and $0.31 for the quarter and year ended December 31, 2017, respectively. No such charge is included in the Company’s 2018 results.

The Company’s fourth quarter and 2018 earnings included pre-tax expenses of $1.6 million and $14.2 million, respectively, related to the merger and conversion of Brand. These expenses reduced diluted EPS by $0.02 and $0.21 for the fourth quarter and year, respectively. Similarly, the Company’s fourth quarter and 2017 earnings included pre-tax expenses of $723 thousand and $10.4 million related primarily to the acquisition of Metropolitan BancGroup, Inc., which was completed in July 2017. These charges reduced diluted EPS by $0.01 and $0.15 for the fourth quarter and year, respectively.

Profitability Metrics
The following table presents the Company’s profitability metrics for the three and twelve months ending December 31, 2018, including and excluding the impact of after-tax merger and conversion expenses related to the Brand acquisition described above.

	Three Months Ended		Year Ended
	December 31, 2018		December 31, 2018
	As Reported	Excluding merger and conversion expenses (Non-GAAP)	As Reported	Excluding merger and conversion expenses (Non-GAAP)
Return on average assets	1.39%	1.43%	1.32%	1.42%
Return on average tangible assets (Non-GAAP)	1.56%	1.60%	1.47%	1.58%
Return on average equity	8.72%	8.97%	8.64%	9.29%
Return on average tangible equity (Non-GAAP)	17.44%	17.92%	15.98%	17.14%
A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release.

Financial Condition
Total assets were $12.9 billion at December 31, 2018, as compared to $9.8 billion at December 31, 2017.

Total loans increased to $9.1 billion at December 31, 2018, from $7.6 billion at December 31, 2017. Loans not purchased increased to $6.4 billion at December 31, 2018, from $5.6 billion at December 31, 2017. Loan production for the fourth quarter and for 2018 was $400.3 million and $1.7 billion, respectively, as compared to $448.5 million and $1.5 billion for the same periods, respectively, in 2017. As of the acquisition date, Brand added $1.3 billion in loans held for investment.

Total deposits increased to $10.1 billion at December 31, 2018, from $7.9 billion at December 31, 2017. Non-interest bearing deposits averaged $2.0 billion, or 22.83% of average deposits, for 2018, compared to $1.7 billion, or 22.64% of average deposits, for the same period in 2017. As of the acquisition date, Brand added $1.7 billion in deposits, which included $429.2 million in non-interest bearing deposits.

At December 31, 2018, Tier 1 leverage capital ratio was 10.11%, Common Equity Tier 1 ratio was 11.05%, Tier 1 risk-based capital ratio was 12.10%, and total risk-based capital ratio was 14.12%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

Our ratio of shareholders’ equity to assets was 15.80% at December 31, 2018, as compared to 15.41% at December 31, 2017. Our tangible capital ratio (non-GAAP) was 8.92% at December 31, 2018, as compared to 9.56% at December 31, 2017.

The Company announced a $50.0 million stock repurchase program in October 2018. During the fourth quarter of 2018, the Company repurchased $7.1 million of common stock at a weighted average price of $35.48. The plan will remain in effect until the earlier of October 2019 or the repurchase of the entire amount of common stock authorized to be repurchased by the Board of Directors.

Results of Operations
Net interest income was $115.5 million for the fourth quarter of 2018, as compared to $99.4 million for the third quarter of 2018 and $93.3 million for the fourth quarter of 2017. The following table presents reported taxable equivalent net interest margin and yield on loans held for investment for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Taxable equivalent net interest income	$116,933	$100,880	$96,448

Average earning assets	$10,952,024	$9,843,870	$8,913,675

Net interest margin	4.24%	4.07%	4.25%

Taxable equivalent interest income on loans	$122,703	$105,722	$97,307

Average loans held for investment	$9,130,273	$8,228,053	$7,535,199

Loan yield	5.33%	5.10%	5.07%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Net interest income collected on problem loans	$744	$714	$4,543
Accretable yield recognized on purchased loans(1)	7,236	5,261	5,878
Total impact to interest income	$7,980	$5,975	$10,421

Impact to loan yield	0.35%	0.29%	0.55%

Impact to net interest margin	0.29%	0.24%	0.46%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,095, $2,570 and $2,747 for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. This additional interest income increased loan yield by 13 basis points, 12 basis points and 14 basis points for the same periods, respectively, while increasing net interest margin by 11 basis points, 10 basis points and 12 basis points for the same periods, respectively.

Net interest income was $396.5 million for 2018, as compared to $336.9 million for the same period in 2017. The following table presents reported taxable equivalent net interest margin and loan yield for the periods presented (in thousands).

	Year Ended
	December 31,	December 31,
	2018	2017
Taxable equivalent net interest income	$402,426	$345,743

Average earning assets	$9,662,416	$8,301,230

Net interest margin	4.16%	4.16%

Taxable equivalent interest income on loans	$418,842	$340,567

Average loans held for investment	$8,181,587	$6,855,802

Loan yield	5.12%	4.97%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Year Ended
	December 31,	December 31,
	2018	2017
Net interest income collected on problem loans	$2,861	$8,807
Accretable yield recognized on purchased loans(1)	24,333	23,151
Total impact to interest income	$27,194	$31,958

Impact to loan yield	0.33%	0.47%

Impact to net interest margin	0.28%	0.38%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $12,339 and $10,932 for the year ended December 31, 2018 and 2017, respectively, which increased loan yield by 15 basis points and 16 basis points for the same periods, respectively, while increasing net interest margin by 13 basis points for each period.

For the fourth quarter of 2018, the cost of total deposits was 67 basis points, as compared to 60 basis points for the third quarter of 2018 and 36 basis points in the fourth quarter of 2017. The cost of total deposits was 56 basis points for the year ending December 31, 2018, as compared to 32 basis points for 2017.

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2018	2017
Noninterest-bearing demand	22.71%	21.68%	21.74%	—%	—%	—%
Interest-bearing demand	44.89	45.01	43.80	0.69	0.62	0.32
Savings	5.82	6.31	6.63	0.16	0.15	0.07
Time deposits	22.73	21.73	21.12	1.45	1.29	0.90
Borrowed funds	3.85	5.27	6.71	4.31	3.82	2.74
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.81%	0.77%	0.52%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Year Ended December 31,		Year Ended December 31,

	2018	2017	2018	2017
Noninterest-bearing demand	21.88%	21.46%	—%	—%
Interest-bearing demand	45.62	44.91	0.56	0.26
Savings	6.41	7.06	0.15	0.07
Time deposits	21.92	21.35	1.24	0.85
Borrowed funds	4.17	5.22	4.01	3.16
Total deposits and borrowed funds	100.00%	100.00%	0.70%	0.47%

Noninterest income for the fourth quarter of 2018 was $36.4 million, as compared to $38.1 million for the third quarter of 2018 and $32.4 million for the fourth quarter of 2017. Noninterest income for the year ended December 31, 2018 was $144.0 million, as compared to $132.1 million for the same period in 2017. Mortgage banking income for the fourth quarter of 2018 was $12.0 million, compared to $14.4 million for the third quarter of 2018 and $9.9 million for the fourth quarter of 2017. Mortgage banking income for the year ended December 31, 2018 was $50.1 million, as compared to $43.4 million for the same period in 2017. BMG contributed $2.0 million and $3.7 million to mortgage banking income during the three and twelve months ended December 31, 2018, respectively.

Noninterest expense was $93.3 million for the fourth quarter of 2018, as compared to $94.7 million for the third quarter of 2018 and $76.8 million for the fourth quarter of 2017. Noninterest expense for the year ended December 31, 2018 was $345.0 million, as compared to $301.6 million for the same period in 2017. Noninterest expense for the three and twelve months ended December 31, 2018 includes $2.4 million and $4.4 million, respectively, attributable to BMG.

Excluding charges for merger and conversion expenses, amortization of intangible assets and losses on the sale of securities, the Company’s efficiency ratio (non-GAAP) was 58.39% and 59.22% for the fourth quarter and full year of 2018, respectively, which exceeded the Company’s goal of maintaining an efficiency ratio below 60%.

Asset Quality Metrics
Total nonperforming assets were $37.0 million at December 31, 2018, as compared to $39.4 million at December 31, 2017, and consisted of $26.0 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $11.0 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $13.1 million and $6.2 million, respectively, at December 31, 2018, as compared to $10.2 million and $11.5 million, respectively, at December 31, 2017. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans were $12.9 million, or 0.20% of total non-purchased loans, at December 31, 2018, as compared to $13.3 million, or 0.24% of total non-purchased loans, at December 31, 2017. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total non-purchased loans were 0.27% at December 31, 2018, as compared to 0.30% at December 31, 2017.

•	Non-purchased OREO was $4.9 million at December 31, 2018, as compared to $4.4 million at December 31, 2017. Sales of non-purchased OREO totaled $1.9 million for 2018 and $3.0 million for 2017.

•
The allowance for loan losses was 0.54% of total loans at December 31, 2018 and 0.61% of total loans at December 31, 2017. The allowance for loan losses was 0.77% of non-purchased loans at December 31, 2018, as compared to 0.83% at December 31, 2017.

•
Net loan charge-offs were $584 thousand, or 0.03% of average total loans on an annualized basis, for the fourth quarter of 2018, as compared to $470 thousand, or 0.02% of average total loans on an annualized basis, for the fourth quarter of 2017. Net loan charge-offs were $4.0 million, or 0.05% of average total loans, for 2018, as compared to $4.1 million or 0.06% of average total loans for 2017.

•
The provision for loan losses was $1.0 million for the fourth quarter of 2018 and $2.2 million for the fourth quarter of 2017. The provision was $6.8 million for the full year of 2018, as compared to $7.6 million for the same time period in 2017.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, January 23, 2019.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst190123.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Fourth Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10127759 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 6, 2019.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 114-year-old financial services institution. Renasant has assets of approximately $12.9 billion and operates more than 190 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This press release may contain, or incorporate by reference, statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and certain charges (such as merger and conversion expenses and debt prepayment penalties) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and charges such as merger and conversion expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2018 -	Twelve Months Ended
	2018				2017				Q4 2017	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Statement of earnings
Interest income - taxable equivalent basis	$138,581	$119,236	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	28.59%	$467,755	$383,596	21.94%
Interest income	$137,105	$117,795	$106,574	$100,380	$104,587	$100,695	$87,579	$81,889	31.09	$461,854	$374,750	23.24
Interest expense	21,648	18,356	14,185	11,140	11,325	10,678	7,976	7,874	91.15	65,329	37,853	72.59
Net interest income	115,457	99,439	92,389	89,240	93,262	90,017	79,603	74,015	23.80	396,525	336,897	17.70
Provision for loan losses	1,000	2,250	1,810	1,750	2,150	2,150	1,750	1,500	(53.49)	6,810	7,550	(9.80)
Net interest income after provision	114,457	97,189	90,579	87,490	91,112	87,867	77,853	72,515	25.62	389,715	329,347	18.33
Service charges on deposit accounts	9,069	8,847	8,271	8,473	8,659	8,676	7,958	7,931	4.73	34,660	33,224	4.32
Fees and commissions on loans and deposits	6,322	5,944	5,917	5,685	5,647	5,618	5,470	5,199	11.95	23,868	21,934	8.82
Insurance commissions and fees	2,014	2,461	2,110	2,005	1,955	2,365	2,181	1,860	3.02	8,590	8,361	2.74
Wealth management revenue	3,446	3,386	3,446	3,262	3,000	2,963	3,037	2,884	14.87	13,540	11,884	13.93
Securities gains (losses)	—	(16)	—	—	91	57	—	—	(100.00)	(16)	148	(110.81)
Mortgage banking income	11,993	14,350	12,839	10,960	9,871	10,616	12,424	10,504	21.50	50,142	43,415	15.49
Other	3,530	3,081	2,998	3,568	3,218	3,118	3,195	3,643	9.70	13,177	13,174	0.02
Total noninterest income	36,374	38,053	35,581	33,953	32,441	33,413	34,265	32,021	12.12	143,961	132,140	8.95
Salaries and employee benefits	58,313	55,187	52,010	48,784	48,787	48,530	45,014	42,209	19.53	214,294	184,540	16.12
Data processing	5,169	4,614	4,600	4,244	4,226	4,179	3,835	4,234	22.31	18,627	16,474	13.07
Occupancy and equipment	11,816	10,668	9,805	9,822	10,153	9,470	8,814	9,319	16.38	42,111	37,756	11.53
Other real estate	725	278	232	657	554	603	781	532	30.87	1,892	2,470	(23.40)
Amortization of intangibles	2,169	1,765	1,594	1,651	1,708	1,766	1,493	1,563	26.99	7,179	6,530	9.94
Merger and conversion related expenses	1,625	11,221	500	900	723	6,266	3,044	345	124.76	14,246	10,378	37.27
Debt extinguishment penalty	—	—	—	—	—	—	—	205	—	—	205	(100.00)
Other	13,496	11,013	10,285	11,886	10,657	9,846	11,860	10,902	26.64	46,680	43,265	7.89
Total noninterest expense	93,313	94,746	79,026	77,944	76,808	80,660	74,841	69,309	21.49	345,029	301,618	14.39
Income before income taxes	57,518	40,496	47,134	43,499	46,745	40,620	37,277	35,227	23.05	188,647	159,869	18.00
Income taxes	13,098	8,532	10,424	9,673	30,234	14,199	11,993	11,255	(56.68)	41,727	67,681	(38.35)
Net income	$44,420	$31,964	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	169.03	$146,920	$92,188	59.37
Basic earnings per share	$0.76	$0.61	$0.74	$0.69	$0.33	$0.54	$0.57	$0.54	130.30	$2.80	$1.97	42.13
Diluted earnings per share	0.76	0.61	0.74	0.68	0.33	0.53	0.57	0.54	130.30	2.79	1.96	42.35
Average basic shares outstanding	58,623,646	52,472,971	49,413,754	49,356,417	49,320,377	49,316,572	44,415,423	44,364,337	18.86	52,492,104	46,874,502	11.98
Average diluted shares outstanding	58,767,519	52,609,902	49,549,761	49,502,950	49,456,289	49,435,225	44,523,541	44,480,499	18.83	52,626,850	47,001,516	11.97
Common shares outstanding	58,546,480	58,743,814	49,424,339	49,392,978	49,321,231	49,320,225	44,430,335	44,394,707	18.70	58,546,480	49,321,231	18.70
Cash dividend per common share	$0.21	$0.20	$0.20	$0.19	$0.19	$0.18	$0.18	$0.18	10.53	$0.80	$0.73	9.59
Performance ratios
Return on avg shareholders' equity	8.72%	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%		8.64%	6.68%
Return on avg tangible s/h's equity (1)	17.44%	13.65%	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%		15.98%	11.84%
Return on avg assets	1.39%	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%		1.32%	0.97%
Return on avg tangible assets (2)	1.56%	1.26%	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%		1.47%	1.08%
Net interest margin (FTE)	4.24%	4.07%	4.15%	4.20%	4.25%	4.08%	4.27%	4.01%		4.16%	4.16%
Yield on earning assets (FTE)	5.02%	4.81%	4.78%	4.72%	4.75%	4.55%	4.68%	4.43%		4.84%	4.62%
Cost of funding	0.81%	0.77%	0.65%	0.53%	0.52%	0.49%	0.43%	0.43%		0.70%	0.47%
Average earning assets to average assets	86.15%	87.29%	87.67%	87.12%	86.92%	87.03%	87.81%	87.55%		87.01%	87.30%
Average loans to average deposits	89.77%	91.74%	91.84%	94.04%	93.51%	90.96%	88.03%	86.81%		91.71%	90.00%
Noninterest income (less securities gains/
losses) to average assets	1.14%	1.34%	1.38%	1.37%	1.25%	1.29%	1.58%	1.48%		1.30%	1.39%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	2.86%	2.94%	3.05%	3.11%	2.94%	2.87%	3.30%	3.18%		2.98%	3.06%
Net overhead ratio	1.72%	1.60%	1.67%	1.74%	1.69%	1.58%	1.72%	1.70%		1.68%	1.67%
Efficiency ratio (FTE) (4)	58.39%	58.84%	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%		59.22%	59.55%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2018 -	Twelve Months Ended
	2018				2017				Q4 2017	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Average Balances
Total assets	$12,713,000	$11,276,587	$10,341,863	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	23.97%	$11,104,567	$9,509,308	16.78%
Earning assets	10,952,023	9,843,870	9,067,016	8,760,679	8,913,675	8,944,067	7,657,849	7,668,582	22.87	9,662,416	8,301,230	16.40
Securities	1,240,283	1,129,010	1,039,947	833,076	1,043,075	1,147,157	1,069,244	1,043,697	18.91	1,061,882	1,075,987	(1.31)
Loans held for sale	418,213	297,692	209,652	152,299	188,795	226,512	168,650	112,105	121.52	270,270	174,369	55.00
Loans, net of unearned	9,130,273	8,228,053	7,704,221	7,646,991	7,535,199	7,375,410	6,293,497	6,198,705	21.17	8,181,587	6,855,802	19.34
Intangibles	972,736	743,567	633,155	634,898	636,533	636,977	492,349	493,816	52.82	747,008	565,507	32.10
Noninterest-bearing deposits	$2,402,422	$2,052,226	$1,867,925	$1,817,848	$1,877,789	$1,849,396	$1,608,467	$1,558,809	27.94	$2,036,754	$1,724,834	18.08
Interest-bearing deposits	7,768,724	6,916,699	6,521,123	6,314,114	6,180,075	6,259,249	5,540,698	5,581,853	25.71	6,884,250	5,893,118	16.82
Total deposits	10,171,146	8,968,925	8,389,048	8,131,962	8,057,864	8,108,645	7,149,165	7,140,662	26.23	8,921,004	7,617,952	17.11
Borrowed funds	407,496	499,054	329,287	314,228	579,920	575,816	233,542	282,008	(29.73)	388,077	419,070	(7.40)
Shareholders' equity	2,021,075	1,712,757	1,542,071	1,523,873	1,518,131	1,495,591	1,258,935	1,246,903	33.13	1,701,334	1,380,950	23.20

									Q4 2018 -	As of
	2018				2017				Q4 2017	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Balances at period end
Total assets	$12,934,878	$12,746,939	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	31.59%	$12,934,878	$9,829,981	31.59%
Earning assets	11,115,929	10,962,958	9,239,200	8,938,117	8,493,741	8,943,570	7,763,775	7,690,045	30.87	11,115,929	8,493,741	30.87
Securities	1,250,777	1,177,606	1,088,779	948,365	671,488	1,150,459	1,076,625	1,044,862	86.27	1,250,777	671,488	86.27
Loans held for sale	411,427	463,287	245,046	204,472	108,316	207,288	232,398	158,619	279.84	411,427	108,316	279.84
Non purchased loans	6,389,712	6,210,238	6,057,766	5,830,122	5,588,556	5,293,467	5,058,898	4,834,085	14.34	6,389,712	5,588,556	14.34
Purchased loans	2,693,417	2,912,669	1,709,891	1,867,948	2,031,766	2,155,141	1,312,109	1,401,720	32.57	2,693,417	2,031,766	32.57
Total loans	9,083,129	9,122,907	7,767,657	7,698,070	7,620,322	7,448,608	6,371,007	6,235,805	19.20	9,083,129	7,620,322	19.20
Intangibles	977,793	974,115	632,311	633,905	635,556	637,264	491,552	493,045	53.85	977,793	635,556	53.85
Noninterest-bearing deposits	$2,318,706	$2,359,859	$1,888,561	$1,861,136	$1,840,424	$1,835,300	$1,642,863	$1,579,581	25.99	$2,318,706	$1,840,424	25.99
Interest-bearing deposits	7,809,851	7,812,089	6,492,159	6,496,633	6,080,651	6,283,218	5,559,162	5,651,269	28.44	7,809,851	6,080,651	28.44
Total deposits	10,128,557	10,171,948	8,380,720	8,357,769	7,921,075	8,118,518	7,202,025	7,230,850	27.87	10,128,557	7,921,075	27.87
Borrowed funds	651,324	439,516	520,747	265,191	297,360	591,933	312,077	202,006	119.04	651,324	297,360	119.04
Shareholders' equity	2,043,913	2,010,711	1,558,668	1,532,765	1,514,983	1,511,826	1,271,786	1,251,065	34.91	2,043,913	1,514,983	34.91
Market value per common share	$30.18	$41.21	$45.52	$42.56	$40.89	$42.90	$43.74	$39.69	(26.19)	$30.18	$40.89	(26.19)
Book value per common share	34.91	34.23	31.54	31.03	30.72	30.65	28.62	28.18	13.64	34.91	30.72	13.64
Tangible book value per common share	18.21	17.65	18.74	18.20	17.83	17.73	17.56	17.07	2.13	18.21	17.83	2.13
Shareholders' equity to assets (actual)	15.80%	15.77%	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%		15.80%	15.41%
Tangible capital ratio (3)	8.92%	8.80%	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%		8.92%	9.56%
Leverage ratio	10.11%	9.85%	10.63%	10.61%	10.18%	10.05%	10.68%	10.39%		10.11%	10.16%
Common equity tier 1 capital ratio	11.05%	10.80%	11.71%	11.38%	11.34%	11.21%	11.65%	11.69%		11.05%	11.32%
Tier 1 risk-based capital ratio	12.10%	11.84%	12.73%	12.41%	12.39%	12.26%	12.86%	12.93%		12.10%	12.37%
Total risk-based capital ratio	14.12%	13.85%	14.75%	14.44%	14.46%	14.30%	15.00%	15.11%		14.12%	14.43%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2018 -	As of
	2018				2017				Q4 2017	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Non purchased loans
Commercial, financial, agricultural	$875,649	$817,799	$790,363	$803,146	$763,823	$707,835	$657,713	$626,237	14.64%	$875,649	$763,823	14.64%
Lease Financing	61,865	54,272	52,423	52,536	54,013	51,902	49,066	47,816	14.54	61,865	54,013	14.54
Real estate- construction	635,519	624,892	642,380	582,430	547,658	477,638	424,861	378,061	16.04	635,519	547,658	16.04
Real estate - 1-4 family mortgages	2,087,890	2,000,770	1,912,450	1,785,271	1,729,534	1,644,060	1,551,934	1,485,663	20.72	2,087,890	1,729,534	20.72
Real estate - commercial mortgages	2,628,365	2,609,510	2,554,955	2,503,680	2,390,076	2,311,340	2,281,220	2,203,639	9.97	2,628,365	2,390,076	9.97
Installment loans to individuals	100,424	102,995	105,195	103,059	103,452	100,692	94,104	92,669	(2.93)	100,424	103,452	(2.93)
Loans, net of unearned	$6,389,712	$6,210,238	$6,057,766	$5,830,122	$5,588,556	$5,293,467	$5,058,898	$4,834,085	14.34	$6,389,712	$5,588,556	14.34
Purchased loans
Commercial, financial, agricultural	$420,263	$495,545	$197,455	$243,672	$275,570	$301,100	$102,869	$115,229	52.51	$420,263	$275,570	52.51
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	105,149	112,093	70,438	75,061	85,731	100,082	35,946	35,673	22.65	105,149	85,731	22.65
Real estate - 1-4 family mortgages	707,453	761,913	520,649	572,830	614,187	651,792	400,460	431,904	15.19	707,453	614,187	15.19
Real estate - commercial mortgages	1,423,144	1,503,075	906,219	960,273	1,037,454	1,079,049	759,743	804,790	37.18	1,423,144	1,037,454	37.18
Installment loans to individuals	37,408	40,043	15,130	16,112	18,824	23,118	13,091	14,124	98.73	37,408	18,824	98.73
Loans, net of unearned	$2,693,417	$2,912,669	$1,709,891	$1,867,948	$2,031,766	$2,155,141	$1,312,109	$1,401,720	32.57	$2,693,417	$2,031,766	32.57
Asset quality data
Non purchased assets
Nonaccrual loans	$10,218	$9,696	$8,921	$9,403	$10,250	$9,970	$11,413	$12,629	(0.31)	$10,218	$10,250	(0.31)
Loans 90 past due or more	2,685	3,806	2,190	3,605	3,015	3,295	1,283	2,175	(10.95)	2,685	3,015	(10.95)
Nonperforming loans	12,903	13,502	11,111	13,008	13,265	13,265	12,696	14,804	(2.73)	12,903	13,265	(2.73)
Other real estate owned	4,853	4,665	4,698	4,801	4,410	4,524	4,305	5,056	10.05	4,853	4,410	10.05
Nonperforming assets not purchased	$17,756	$18,167	$15,809	$17,809	$17,675	$17,789	$17,001	$19,860	0.46	$17,756	$17,675	0.46
Purchased assets
Nonaccrual loans	$5,836	$4,809	$4,561	$5,340	$4,424	$4,868	$5,927	$8,495	31.92	$5,836	$4,424	31.92
Loans 90 past due or more	7,232	7,960	5,491	4,564	5,731	7,349	8,128	11,897	26.19	7,232	5,731	26.19
Nonperforming loans	13,068	12,769	10,052	9,904	10,155	12,217	14,055	20,392	28.69	13,068	10,155	28.69
Other real estate owned	6,187	7,932	9,006	9,754	11,524	13,296	15,409	16,266	(46.31)	6,187	11,524	(46.31)
Nonperforming assets purchased	$19,255	$20,701	$19,058	$19,658	$21,679	$25,513	$29,464	$36,658	(11.18)	$19,255	$21,679	(11.18)
Net loan charge-offs (recoveries)	$584	$995	$856	$1,560	$470	$1,768	$524	$1,314	24.26	$3,995	$4,076	(1.99)
Allowance for loan losses	$49,026	$48,610	$47,355	$46,401	$46,211	$44,531	$44,149	$42,923	6.09	$49,026	$46,211	6.09
Annualized net loan charge-offs / average loans	0.03%	0.05%	0.04%	0.08%	0.02%	0.10%	0.03%	0.09%		0.05%	0.06%
Nonperforming loans / total loans*	0.29%	0.29%	0.27%	0.30%	0.31%	0.34%	0.42%	0.56%		0.29%	0.31%
Nonperforming assets / total assets*	0.29%	0.30%	0.33%	0.37%	0.40%	0.42%	0.52%	0.64%		0.29%	0.40%
Allowance for loan losses / total loans*	0.54%	0.53%	0.61%	0.60%	0.61%	0.60%	0.69%	0.69%		0.54%	0.61%
Allowance for loan losses / nonperforming loans*	188.77%	185.03%	223.76%	202.52%	197.31%	174.75%	165.04%	121.95%		188.77%	197.31%
Nonperforming loans / total loans**	0.20%	0.22%	0.18%	0.22%	0.24%	0.25%	0.25%	0.31%		0.20%	0.24%
Nonperforming assets / total assets**	0.14%	0.14%	0.15%	0.17%	0.18%	0.17%	0.19%	0.23%		0.14%	0.18%
Allowance for loan losses / total loans**	0.77%	0.78%	0.78%	0.80%	0.83%	0.84%	0.87%	0.89%		0.77%	0.83%
Allowance for loan losses / nonperforming loans**	379.96%	360.02%	426.20%	356.71%	348.37%	335.70%	347.74%	289.94%		379.96%	348.37%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									Twelve Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017			December 31, 2018			December 31, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$6,318,434	$78,633	4.94%	$6,140,386	$73,662	4.76%	$5,446,973	$62,994	4.51%	$6,019,177	$286,643	4.76%	$5,060,496	$226,524	4.48%
Purchased	2,811,839	44,070	6.22%	2,087,667	32,060	6.09%	2,088,226	34,313	6.52%	2,162,410	132,199	6.11%	1,795,306	114,043	6.35%
Total loans	9,130,273	122,703	5.33%	8,228,053	105,722	5.10%	7,535,199	97,307	5.07%	8,181,587	418,842	5.12%	6,855,802	340,567	4.97%
Loans held for sale	418,213	5,177	4.91%	297,692	3,663	4.88%	188,795	2,071	4.35%	270,270	12,892	4.77%	174,369	7,469	4.28%
Securities:
Taxable(1)	1,033,288	7,587	2.91%	914,380	6,574	2.85%	735,923	4,240	2.29%	844,692	23,713	2.81%	746,557	17,408	2.33%
Tax-exempt	206,996	2,184	4.19%	214,630	2,283	4.22%	307,152	3,604	4.66%	217,190	9,232	4.25%	329,430	15,838	4.81%
Total securities	1,240,284	9,771	3.13%	1,129,010	8,857	3.11%	1,043,075	7,844	2.98%	1,061,882	32,945	3.10%	1,075,987	33,246	3.09%
Interest-bearing balances with banks	163,254	930	2.26%	189,115	994	2.09%	146,606	551	1.49%	148,677	3,076	2.07%	195,072	2,314	1.19%
Total interest-earning assets	10,952,024	138,581	5.02%	9,843,870	119,236	4.81%	8,913,675	107,773	4.75%	9,662,416	467,755	4.84%	8,301,230	383,596	4.62%
Cash and due from banks	177,601			154,171			161,202			163,286			140,742
Intangible assets	972,736			743,567			636,533			747,008			565,507
Other assets	610,639			534,979			543,364			531,857			501,829
Total assets	$12,713,000			$11,276,587			$10,254,774			$11,104,567			$9,509,308
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$4,748,320	$8,201	0.69%	$4,261,946	$6,629	0.62%	$3,783,056	$3,072	0.32%	$4,246,585	$23,678	0.56%	$3,609,567	$9,559	0.26%
Savings deposits	615,812	256	0.16%	597,343	233	0.15%	572,397	99	0.07%	596,990	868	0.15%	567,723	394	0.07%
Time deposits	2,404,592	8,769	1.45%	2,057,410	6,694	1.29%	1,824,622	4,152	0.90%	2,040,675	25,214	1.24%	1,715,828	14,667	0.85%
Total interest-bearing deposits	7,768,724	17,226	0.88%	6,916,699	13,556	0.78%	6,180,075	7,323	0.47%	6,884,250	49,760	0.72%	5,893,118	24,620	0.42%
Borrowed funds	407,496	4,422	4.31%	499,054	4,800	3.82%	579,920	4,002	2.74%	388,077	15,569	4.01%	419,070	13,233	3.16%
Total interest-bearing liabilities	8,176,220	21,648	1.05%	7,415,753	18,356	0.98%	6,759,995	11,325	0.66%	7,272,327	65,329	0.90%	6,312,188	37,853	0.60%
Noninterest-bearing deposits	2,402,422			2,052,226			1,877,789			2,036,754			1,724,834
Other liabilities	113,283			95,851			98,859			94,152			91,336
Shareholders’ equity	2,021,075			1,712,757			1,518,131			1,701,334			1,380,950
Total liabilities and shareholders’ equity	$12,713,000			$11,276,587			$10,254,774			$11,104,567			$9,509,308
Net interest income/ net interest margin		$116,933	4.24%		$100,880	4.07%		$96,448	4.25%		$402,426	4.16%		$345,743	4.16%
Cost of funding			0.81%			0.77%			0.52%			0.70%			0.47%
Cost of total deposits			0.67%			0.60%			0.36%			0.56%			0.32%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2018				2017				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Net income (GAAP)	$44,420	$31,964	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	$146,920	$92,188
Amortization of intangibles, net of tax	1,675	1,393	1,241	1,284	1,133	1,149	1,013	1,064	5,591	4,358
Tangible net income (non-GAAP)	$46,095	$33,357	$37,951	$35,110	$17,644	$27,570	$26,297	$25,036	$152,511	$96,546

Net income (GAAP)	44,420	$31,964	$36,710	$33,826	16,511	$26,421	$25,284	$23,972	$146,920	$92,188
Merger & conversion expenses, net of tax	1,255	8,857	389	700	479	4,075	2,065	235	11,095	6,925
Debt prepayment penalties, net of tax	—	—	—	—	—	—	—	140	—	137
Write-down of net deferred tax assets	—	—	—	—	14,486	—	—	—	—	14,486
Net income with exclusions (non-GAAP)	$45,675	$40,821	$37,099	$34,526	$31,476	$30,496	$27,349	$24,347	$158,015	$113,736

Average shareholders' equity (GAAP)	$2,021,075	$1,712,757	$1,542,071	$1,523,873	$1,518,131	$1,495,591	$1,258,935	$1,246,903	$1,701,334	$1,380,950
Intangibles	972,736	743,567	633,155	634,898	636,533	636,977	492,349	493,816	747,008	565,507
Average tangible s/h's equity (non-GAAP)	$1,048,339	$969,190	$908,916	$888,975	$881,598	$858,614	$766,586	$753,087	$954,326	$815,443

Average total assets (GAAP)	$12,713,000	$11,276,587	$10,341,863	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$11,104,567	$9,509,308
Intangibles	972,736	743,567	633,155	634,898	636,533	636,977	492,349	493,816	747,008	565,507
Average tangible assets (non-GAAP)	$11,740,264	$10,533,020	$9,708,708	$9,420,857	$9,618,241	$9,640,499	$8,228,311	$8,265,632	$10,357,559	$8,943,801

Actual shareholders' equity (GAAP)	$2,043,913	$2,010,711	$1,558,668	$1,532,765	$1,514,983	$1,511,826	$1,271,786	$1,251,065	$2,043,913	$1,514,983
Intangibles	977,793	974,115	632,311	633,905	635,556	637,264	491,552	493,045	977,793	635,556
Actual tangible s/h's equity (non-GAAP)	$1,066,120	$1,036,596	$926,357	$898,860	$879,427	$874,562	$780,234	$758,020	$1,066,120	$879,427

Actual total assets (GAAP)	$12,934,878	$12,746,939	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$12,934,878	$9,829,981
Intangibles	977,793	974,115	632,311	633,905	635,556	637,264	491,552	493,045	977,793	635,556
Actual tangible assets (non-GAAP)	$11,957,085	$11,772,824	$9,912,164	$9,604,408	$9,194,425	$9,686,423	$8,380,720	$8,271,666	$11,957,085	$9,194,425

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.72%	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%	8.64%	6.68%
Effect of adjustment for intangible assets	8.72%	6.25%	7.20%	7.02%	3.63%	5.73%	5.70%	5.68%	7.34%	5.16%
Return on avg tangible s/h's equity (non-GAAP)	17.44%	13.65%	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%	15.98%	11.84%

Return on avg s/h's equity (GAAP)	8.72%	7.40%	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%	8.64%	6.68%
Effect of exclusions from net income	0.25%	2.06%	0.10%	0.19%	3.92%	1.08%	0.65%	0.12%	0.65%	1.56%
Return on avg s/h's equity with excl. (non-GAAP)	8.97%	9.46%	9.65%	9.19%	8.23%	8.09%	8.71%	7.92%	9.29%	8.24%
Effect of adjustment for intangible assets	8.95%	7.82%	7.27%	7.15%	6.44%	6.53%	6.13%	5.76%	7.85%	6.24%
Return on avg tangible s/h's equity with exclusions (non-GAAP)	17.92%	17.28%	16.92%	16.34%	14.67%	14.62%	14.84%	13.68%	17.14%	14.48%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.39%	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%	1.32%	0.97%
Effect of adjustment for intangible assets	0.17%	0.14%	0.15%	0.15%	0.09%	0.11%	0.12%	0.12%	0.15%	0.11%
Return on avg tangible assets (non-GAAP)	1.56%	1.26%	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%	1.47%	1.08%

Return on avg assets (GAAP)	1.39%	1.12%	1.42%	1.36%	0.64%	1.02%	1.16%	1.11%	1.32%	0.97%
Effect of exclusions from net income	0.04%	0.32%	0.02%	0.03%	0.58%	0.16%	0.10%	0.02%	0.10%	0.23%
Return on avg assets with exclusions (non-GAAP)	1.43%	1.44%	1.44%	1.39%	1.22%	1.18%	1.26%	1.13%	1.42%	1.20%
Effect of adjustment for intangible assets	0.17%	0.15%	0.14%	0.15%	0.13%	0.12%	0.12%	0.12%	0.16%	0.12%
Return on avg tangible assets with exclusions (non-GAAP)	1.60%	1.59%	1.58%	1.54%	1.35%	1.30%	1.38%	1.25%	1.58%	1.32%

(3) Shareholder Equity Ratio
Shareholders' equity to actual assets (GAAP)	15.80%	15.77%	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%	15.80%	15.41%
Effect of adjustment for intangible assets	6.88%	6.97%	5.43%	5.61%	5.85%	5.61%	5.02%	5.11%	6.88%	5.85%
Tangible capital ratio (non-GAAP)	8.92%	8.80%	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%	8.92%	9.56%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					CALCULATION OF EFFICIENCY RATIO

									Twelve Months Ended
	2018				2017				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Interest income (FTE)	$138,581	$119,236	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	$467,755	$383,596
Interest expense	21,648	18,356	14,185	11,140	11,325	10,678	7,976	7,874	65,329	37,853
Net Interest income (FTE)	$116,933	$100,880	$93,806	$90,807	$96,448	$91,935	$81,453	$75,907	$402,426	$345,743

Total noninterest income	$36,374	$38,053	$35,581	$33,953	$32,441	$33,413	$34,265	$32,021	$143,961	$132,140
Securities gains (losses)	—	(16)	—	—	91	57	—	—	(16)	148
Total noninterest income	$36,374	$38,069	$35,581	$33,953	$32,350	$33,356	$34,265	$32,021	$143,977	$131,992
Total Income (FTE)	$153,307	$138,949	$129,387	$124,760	$128,798	$125,291	$115,718	$107,928	$546,403	$477,735

Total noninterest expense	$93,313	$94,746	$79,026	$77,944	$76,808	$80,660	$74,841	$69,309	$345,029	$301,618
Amortization of intangibles	2,169	1,765	1,594	1,651	1,708	1,766	1,493	1,563	7,179	6,530
Merger-related expenses	1,625	11,221	500	900	723	6,266	3,044	345	14,246	10,378
Debt extinguishment penalty	—	—	—	—	—	—	—	205	—	205
Total noninterest expense	$89,519	$81,760	$76,932	$75,393	$74,377	$72,628	$70,304	$67,196	$323,604	$284,505

(4) Efficiency Ratio	58.39%	58.84%	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%	59.22%	59.55%